Exhibit 99.5

NORTHSTAR REALTY FINANCE CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 is presented as if the merger occurred on June 30, 2014.  The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and year ended December 31, 2013 are presented as if the following occurred on January 1, 2013: (i) NorthStar completed the merger; (ii) NorthStar completed the spin-off of NorthStar’s asset management business into a separate publicly-traded company, NSAM; (iii) NorthStar acquired a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 38 senior housing and 42 skilled nursing facilities (“Formation Portfolio”); and (iv) NorthStar acquired a manufactured housing portfolio comprised of 71 communities containing approximately 17,000 pad rental sites (“MH2 Portfolio”) for an aggregate purchase price of $865 million (collectively, "the transactions").
The allocation of the assets acquired and liabilities assumed and issued in connection with the merger is reflected in these unaudited pro forma condensed consolidated financial statements and has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. NorthStar has not allocated a value to intangibles but expects to do so in the future. A final determination of the fair value of the acquired assets will be based on the valuation of the tangible and intangible assets and liabilities of Griffin-American that exist as of the date of completion of the acquisition, if the acquisition is completed. Consequently, amounts preliminarily allocated to tangible assets could change significantly from those used in the pro forma condensed consolidated financial statements presented and could result in a material change in amortization of tangible assets. The fair value is a preliminary estimate and may be adjusted within one year of the proposed acquisition in accordance with U.S. GAAP.
This unaudited pro forma condensed consolidated financial information should be read in connection with the historical consolidated financial statements and notes thereto included in NorthStar’s Annual Report on Form 10-K for year ended December 31, 2013, as amended, and NorthStar’s Quarterly Report on Form 10-Q for the six months ended June 30, 2014 and is not necessarily indicative of what the actual financial position or results of operations would have been had NorthStar completed the transactions as of the beginning of the period presented, nor is it necessarily indicative of future results.  In the opinion of NorthStar’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the transactions.

						Pro Forma
	Six Months Ended June 30, 2014 (1)	Pro Forma Adjustments(2)	Griffin-American Historical (3)	Merger Related Adjustments		Six Months Ended June 30, 2014

Net interest income
Interest income	$154,546	$—	$778	$—		$155,324
Interest expense on debt and securities	6,389	—	—	—		6,389
Net interest income on debt and securities	148,157	—	778	—		148,935

Other revenues
Rental and escalation income	147,201	17,484	144,425	(11,023)	(4)	298,087
Resident fee and hotel income	37,586	34,688	40,175	—		112,449
Other revenue	5,479	—	4	—		5,483
Total other revenues	190,266	52,172	184,604	(11,023)		416,019
Expenses
Other interest expense	83,913	10,255	10,538	60,683	(5)	165,389
Real estate properties – operating expenses	73,629	24,388	66,303	(243)	(6)	164,077
Asset management fee expense	—	900	11,373	60,727	(7)	73,000
Other expenses	930	—	—	—		930
Transaction costs	39,760	(7,500)	2,743	—	(8)	35,003
Provision for loan losses, net	2,719	—	—	—		2,719
General and administrative expenses
Salaries and related expense	20,720	—	—	—		20,720
Equity-based compensation expense	11,784	—	293	(293)	(9)	11,784
Other general and administrative expenses	8,102	227	6,787	(6,787)	(9)	8,329
Total general and administrative expenses	40,606	227	7,080	(7,080)		40,833
Depreciation and amortization	60,721	9,425	67,927	(27,567)	(10)	110,506
Total expenses	302,278	37,695	165,964	86,520		592,457
Income (loss) from operations	36,145	14,477	19,418	(97,543)		(27,503)
Equity in earnings (losses) of unconsolidated ventures	63,172	—	—	—		63,172
Unrealized gain (loss) on investments and other	(198,945)	(980)	(9,829)	9,829	(11)	(199,925)
Realized gain (loss) on investments and other	(45,832)	—	—	—		(45,832)
Gain (loss) from deconsolidation of N-Star CDOs	(31,423)	—	—	—		(31,423)
Income (loss) from continuing operations	(176,883)	13,497	9,589	(87,714)		(241,511)
Income (loss) from discontinued operations	(6,711)	—	—	—		(6,711)
Net income (loss)	(183,594)	13,497	9,589	(87,714)		(248,222)
Net (income) loss attributable to non-controlling interests	6,248	(429)	(10)	1,402	(12)	7,211
Preferred stock dividends	(31,181)	—	—	—		(31,181)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(208,527)	$13,068	$9,579	$(86,312)		$(272,192)
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(1.25)					$(1.19)	(13)

							Pro Forma
	Year Ended December 31, 2013 (1)	NSAM (14)	Pro Forma Adjustments(2)	Griffin-American Historical (3)	Merger Related Adjustments		Year Ended December 31, 2013

Net interest income
Interest income	$303,989	$—	$—	$535	$—		$304,524
Interest expense on debt and securities	38,152	—	—	—	—		38,152
Net interest income on debt and securities	265,837	—	—	535	—		266,372

Other revenues
Rental and escalation income	235,492	—	76,163	201,561	(13,171)	(4)	500,045
Commission income	62,572	(62,572)	—	—	—		—
Advisory and other fees - related party	27,301	(26,633)	—	—	—		668
Resident fee income	—	—	97,408	2,307	—		99,715
Other revenue	5,420	(733)	454	329	—		5,470
Total other revenues	330,785	(89,938)	174,025	204,197	(13,171)		605,898
Expenses
Other interest expense	140,507	—	37,360	18,109	124,332	(5)	320,308
Real estate properties – operating expenses	73,668	—	76,944	43,387	(527)	(6)	193,472
Asset management fee expense	—	—	3,567	13,751	103,404	(7)	120,722
Commission expense	57,325	(57,325)	—	—	—		—
Other expenses	4,703	—	—	—	—		4,703
Transaction costs	12,464	—	(2,177)	25,501	—	(8)	35,788
Impairment on operating real estate	—	—	—	—	—		—
Provision for loan losses, net	(8,786)	—	—	—	—		(8,786)
General and administrative expenses
Salaries and equity-based compensation expense	64,726	(26,521)	—	133	(133)	(9)	38,205
Other general and administrative expenses	22,511	(6,497)	254	7,630	(7,630)	(9)	16,268
Total general and administrative expenses	87,237	(33,018)	254	7,763	(7,763)		54,473
Depreciation and amortization	93,470		37,400	76,188	4,531	(10)	211,589
Total expenses	460,588	(90,343)	153,348	184,699	223,977		932,269
Income (loss) from operations	136,034	405	20,677	20,033	(237,148)		(59,999)
Equity in earnings (losses) of unconsolidated ventures	85,477	—	—	—	—		85,477
Other income (loss)	38	—	—	—	—		38
Unrealized gain (loss) on investments and other	(34,977)	—	(742)	(15,421)	15,421	(11)	(35,719)
Realized gain (loss) on investments and other	33,676	—	—	4,453	(4,453)	(11)	33,676
Gain (loss) from deconsolidation of N-Star CDOs	(299,802)	—	—	—	—		(299,802)
Income (loss) from continuing operations	(79,554)	405	19,935	9,065	(226,180)		(276,329)
Income (loss) from discontinued operations	(8,356)	(405)		—	—		(8,761)
Net income (loss)	(87,910)	—	19,935	9,065	(226,180)		(285,090)
Net (income) loss attributable to non-controlling interests	5,973		(1,766)	(14)	5,809	(12)	10,002
Preferred stock dividends	(55,516)			—	—		(55,516)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(137,453)	$—	$18,169	$9,051	$(220,371)		$(330,604)
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.65)						$(1.98)	(13)

	June 30, 2014 (15)	Griffin-American Historical (16)	Pro Forma Adjustments		Pro Forma June 30, 2014
Assets
Cash and cash equivalents	$452,149	$30,878	$—		$483,027
Restricted cash	265,160	16,345	(16,126)	(17)	265,379
Operating real estate, net	4,276,135	2,641,620	1,394,350	(18)	8,312,105
Real estate debt investments, net	1,236,221	29,210	31,746	(19)	1,297,177
Investments in private equity funds, at fair value	550,141	—	—		550,141
Investments in and advances to unconsolidated ventures	208,434	—	—		208,434
Real estate securities, available for sale	956,628	—	—		956,628
Receivables, net of allowance	45,918	10,110	(1,593)		54,435
Receivables, related parties	1,997	—	—		1,997
Unbilled rent receivable	16,303	36,531	(36,531)	(20)	16,303
Derivative assets, at fair value	2,068	—	—		2,068
Deferred costs and intangible assets, net	154,180	279,898	(228,098)	(21)	205,980
Assets of properties held for sale	51,809	—	—		51,809
Other assets	151,703	2,651	(531)		153,823
Total assets	$8,368,846	$3,047,243	$1,143,217		$12,559,306

Liabilities
Mortgage and other notes payable	$3,606,585	$320,643	$2,734,357	(17)	$6,661,585
CDO bonds payable	399,772	—	—		399,772
Securitization bonds payable	82,372	—	—		82,372
Credit facilities	101,168	217,300	(158,330)	(17)	160,138
Senior notes	481,118	—	—		481,118
Exchangeable senior notes	151,750	—	—		151,750
Junior subordinated notes, at fair value	221,445	—	—		221,445
Accounts payable and accrued expenses	113,404	52,285	(18,684)	(22)	147,005
Escrow deposits payable	109,049	—	—		109,049
Derivative liabilities, at fair value	23,807	27,249	(27,249)	(11)	23,807
Liabilities of properties held for sale	28,962	—	—		28,962
Other liabilities	92,188	84,283	(65,923)	(23)	110,548
Total liabilities	5,411,620	701,760	2,464,171		8,577,551

Equity
NorthStar Realty Finance Corp. Stockholders’ Equity
Preferred stock	939,166	—	—		939,166
Common stock	1,886	2,933	(2,321)	(24)	2,498
Additional paid-in capital	2,939,195	2,667,638	(1,566,950)	(24)	4,039,883
Retained earnings (accumulated deficit)	(1,067,970)	(366,901)	290,130	(24)	(1,144,741)
Accumulated other comprehensive income (loss)	40,985	39,676	(39,676)	(24)	40,985
Total NorthStar Realty Finance Corp. stockholders’ equity	2,853,262	2,343,346	(1,318,817)		3,877,791
Non-controlling interests	103,964	2,137	(2,137)	(12)	103,964
Total equity	2,957,226	2,345,483	(1,320,954)		3,981,755
Total liabilities and equity	$8,368,846	$3,047,243	$1,143,217		$12,559,306

_____________________

(1)	Represents NorthStar's unaudited and audited condensed consolidated statement of operations for the six months ended June 30, 2014 and year ended December 31, 2013, respectively.

(2)	Represents the prorated impact to certain revenues and expenses of the Formation Portfolio and the MH2 Portfolio for the periods presented.

(3)
Represents unaudited and audited financial statements of Griffin-American for the six months ended June 30, 2014 and year ended December 31, 2013, respectively. Certain balances reported in Griffin-American’s financial statements have been reclassified to conform to NorthStar’s presentation.

(4)
Represents the elimination of Griffin-American’s straight-line rent of $11.9 million and $15.1 million offset by the elimination of amortization of above and below-market leases of $0.9 million and $1.9 million for the six months ended June 30, 2014 and year ended December 31, 2013, respectively.

(5)
Represents interest expense expected to be incurred on the new borrowings used to finance the merger including related amortization of deferred financing costs of $71.2 million and $142.4 million offset by an adjustment to eliminate Griffin-American’s historical interest expense of $10.5 million and $18.1 million for the six months ended June 30, 2014 and year ended December 31, 2013, respectively.

(6)
Represents the elimination of Griffin-American’s related party property management fee expense offset by a comparable management fee to be paid by NorthStar to third parties and the elimination of amortization of above and below-market leasehold interests and straight-line ground rent of $0.2 million and $0.5 million for the six months ended June 30, 2014 and year ended December 31, 2013, respectively.

(7)
Represents an adjustment to eliminate Griffin-American’s related party asset management fee expense of $11.4 million and $13.8 million and add the estimated NSAM management fee expense of $72.1 million and $117.2 million for the six months ended June 30, 2014 and year ended December 31, 2013, respectively. The computation for the pro forma adjustment related to the base management fee to NSAM is summarized as follows (dollars in thousands):

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Base Management fee	$49,589	$100,000
Add:(i)
Common and preferred equity raised (ii)	6,247	374
Equity issued from exchangeable senior notes (iii)	2,811	6
RXR Realty asset management business (iv)	4,959	301
Aerium Investment (iv)	301	—
Equity issued for the Merger (v)	8,192	16,474
Total pro forma NorthStar Realty management fee (vi)	$72,099	$117,155
_______________________

(i)	Amounts are prorated based on number of days outstanding for the respective item through June 30, 2014 and December 31, 2013, respectively.

(ii)
Represents 1.5% per annum of the net proceeds of all common equity and preferred equity issued by NorthStar after December 10, 2013 through June 30, 2014 and December 31, 2013, respectively. NorthStar raised net proceeds in common equity of $649.3 million on December 17, 2013 and net proceeds in common and preferred equity of $760.0 million in May 2014.

(iii)
Represents 1.5% per annum of NorthStar equity issued in exchange or conversion of exchangeable senior notes based on the stock price at the date of issuance. On December 31, 2013, January 31, 2014 and April 30, 2014 11.5 million, 15.7 million, and 5.5 million shares of common stock, respectively, were issued in connection with the conversion of exchangeable senior notes of NorthStar. Also represents 1.5% per annum of NorthStar equity issued in connection with certain transactions.

(iv)
Represents the annual base management fee related to RXR Realty’s asset management business and the Aerium Investment, the fee was calculated based on $10 million per annum from the date NorthStar entered into each agreement.

(v)	Represents 1.5% per annum of the common equity to be issued to Griffin-American in connection with the merger. NorthStar is expected to issue approximately $1.1 billion of common equity.

(vi)	Based on adjusted pro forma CAD per share, NSAM would not have met the necessary hurdle to receive any incentive fee for the periods presented.

(8)	Represents an adjustment to exclude transaction costs incurred in connection with the merger.

(9)
Represents an adjustment to eliminate Griffin-American’s equity-based compensation expense and other general and administrative expenses. In connection with the merger agreement, all unamortized restricted shares will become fully vested and therefore the expense will no longer be recognized. In addition, all general and administrative expenses have been eliminated as such costs will be included in the estimated NSAM management fee expense.

(10)
Represents an adjustment to eliminate Griffin-American’s depreciation and amortization of $67.9 million and $76.2 million and add NorthStar’s estimated depreciation and amortization over 40 years using the straight-line method of $40.3 million and $80.7 million for the six months ended June 30, 2014 and year ended December 31, 2013, respectively.

(11)
Represents the elimination of Griffin-American’s realized and unrealized gains (losses) related to foreign currency transactions. All foreign currency related derivatives will be required to be settled prior to the merger; such settlement will be financed with borrowings on the Griffin-American credit facility.

(12)	Represents NorthStar's non-controlling interest allocated to its operating partnership based on weighted average shares outstanding for the respective periods.

(13)
Weighted average shares used to compute basic and diluted earnings per share represents the number of weighted average shares of NorthStar's common stock taking into effect the one-for-two reverse stock split and the issuance of approximately 61.2 million shares (assuming $18.00 share price) of NorthStar’s stock, both considered to have occurred on January 1, 2013 in connection with the merger. The weighted average number of shares outstanding was 228.6 million and 166.9 million for the six months ended June 30, 2014 and year ended December 31, 2013, respectively. The stock portion will be subject to a collar such that Griffin-American Holders will receive 0.1859 NorthStar Realty shares if NorthStar Realty's stock price is above $20.17 per share at closing and 0.2344 NorthStar shares if NorthStar's stock price is below $16.00 at closing. If NorthStar's stock price at closing is between $16.00 and $20.17 per share, Griffin-American Holders will receive a number of NorthStar shares between 0.1859 and 0.2344, equal to $3.75 in value. If the stock price is $16.00 at closing, the weighted average number of shares outstanding and earnings per share ("EPS") would be 236.2 million and 174.8 million and $(1.15) and $(1.89) for the six months ended June 30, 2014 and year ended December 31, 2013, respectively. If the stock price is $20.17 at closing, the weighted average number of shares outstanding and EPS would be 221.9 million and 160.5 million and $(1.23) and $(2.06) for the six months ended June 30, 2014 and year ended December 31, 2013, respectively.

(14)
Represents adjustments to reclassify NorthStar’s historical asset management business to discontinued operations for the year ended December 31, 2013 in connection with the spin-off. This adjustment is already reflected in NorthStar’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2014.

(15)	Represents NorthStar's unaudited condensed consolidated balance sheet as of June 30, 2014.

(16)
Represents Griffin-American’s unaudited consolidated balance sheet as of June 30, 2014. Certain balances reported in Griffin-American’s financial statements have been reclassified to conform to NorthStar’s presentation.

(17)
Represents the issuance of $3.06 billion in fixed and floating rate mortgage notes at an estimated weighted average interest rate of 4.20% and borrowings under NorthStar's credit facility of $59.0 million to finance the merger. In addition, such amounts, including most of Griffin-American's restricted cash will be used to pay the existing Griffin-American borrowings of $658.4 million. If market rates of interest on the variable debt changed by a 1/8 of 1% variance, then the increase or decrease on the variable debt interest expense would be approximately $0.6 million and $1.2 million for the six months ended June 30, 214 and year ended December 31, 2013, respectively.

(18)
Represent adjustments in connection with the proposed merger. For purposes of these pro forma financial statements, the aggregate purchase price of $4.0 billion has been recorded as operating real estate, net. NorthStar is in the process of allocating the purchase price. The fair value is a preliminary estimate and may be adjusted within one year of the proposed merger in accordance with U.S. GAAP.

(19)	Represents the funding of real estate debt investments subsequent to June 30, 2014 by borrowing on the Griffin-American line of credit.

(20)	Represents the elimination of Griffin-American's unbilled rent receivable.

(21)
Represents an adjustment to eliminate Griffin-American’s historical intangible assets, net of $279.9 million and addition of estimated deferred financing costs related to the merger of $51.8 million. NorthStar has not allocated a value to intangibles but expects to do so in the future.

(22)
Represents the elimination of certain Griffin-American payables such as accrued distributions to Griffin-American common stockholders that will be settled prior to the merger by borrowing on the Griffin-American line of credit and the Griffin-American accrued straight-line ground rent.

(23)	Represents the elimination of certain Griffin-American intangible and other liabilities of $65.9 million primarily attributable to Griffin-American's historical purchase price allocation adjustments.

(24)
Represents the elimination of Griffin-American’s equity as all outstanding shares will be purchased by NorthStar. NorthStar is expected to issue approximately $1.1 billion of shares in connection with the merger. Additionally, retained earnings include an adjustment of $127.5 million for expected transaction costs not yet reflected in the historical financial statements.